UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

BRAZIL MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Rua Vereador João Alves Praes nº 95-A

Olhos D’Água, MG 39398-000, Brazil

(Address of principal executive offices, including zip code)

(833) 661-7900

(Registrant’s telephone number, including area code)

Not applicable

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary NOTE Regarding Forward-Looking Statements

Our disclosure and analysis in this Current Report on Form 8-K for Brazil Minerals, Inc. (the “Company”) contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors. Other factors besides those discussed in this Current Report could also adversely affect us.

Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2021, the Board of Directors of the Company (the “Board”) approved the satisfaction and cancellation of the convertible debt owed to Marc Fogassa, the chief executive of the Company, in exchange for the issuance to Mr. Fogassa of shares of Series D Convertible Preferred Stock of the Company (see Item 5.03 below). No market for trading such Series D Convertible Preferred Stock is expected to develop. These securities were issued in a transaction exempt from registration pursuant to an exemption provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On September 14, 2021, the Board, acting within its powers as granted since 2012 by the Articles of Incorporation of the Company, approved the preparation and subsequent filing on September 16, 2021, with the Secretary of State of the State of Nevada, of a Certificate of Designation designating a new class of preferred stock called Series D Convertible Preferred Stock which has no voting rights, except on matters, the approval of which would have an adverse effect on such class.

Item 8.01 Other Events.

On September 15, 2021, the Board approved resolutions that allow directors the choice to direct the option compensation described in the Board resolutions dated December 31, 2020 (the “2020 Resolutions”, reported in the Form 8-K filed with the Securities and Exchange Commission on January 7, 2021) to either options to purchase Common Stock as originally described in the 2020 Resolutions or to an equivalent number of options to purchase Series D Convertible Preferred Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: September 17, 2021	By:	/s/ Marc Fogassa

	Name:	Marc Fogassa
	Title:	Chief Executive Officer